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                                                                    Exhibit 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this registration statement on Form S-8 of Global Decisions Group LLC of our report dated December 15, 1997, on our audit of the balance sheet of Global Decisions Group LLC as of September 30, 1997, appearing in the registration statement on Form S-4 (Registration No. 333-34477) of Global Decisions Group LLC filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933.


                                             /s/ Coopers & Lybrand L.L.P.

                                             Coopers & Lybrand L.L.P.


New York, New York
February 6, 1998